Exhibit 99.1

The Manitowoc Company, Inc.
P. O. Box 66 ◆ Manitowoc WI 54221-0066
Telephone: 920-684-4410 ◆ Telefax: 920-652-9775
Internet: http://www.manitowoc.com

MANITOWOC REPORTS RECORD FINANCIAL RESULTS FOR 2008

• Full-year 2008 net sales from continuing operations totaled $4.5 billion, a 22 percent increase over 2007

• Full-year 2008 operating earnings from continuing operations reached $519.8 million, a 9 percent increase over the prior year

• 2008 cash from operations rose 32 percent to $323 million

• 2008 EVA totaled $231 million, up 12 percent versus 2007

MANITOWOC, Wis. — Jan. 28, 2009 — The Manitowoc Company, Inc. (NYSE: MTW) reported sales of $1.22 billion for the fourth quarter of 2008, a 16 percent increase from $1.05 billion in the fourth quarter of 2007.  Results for the quarter were a net loss of $36.5 million, or a loss of $0.28 per share, versus earnings of $99.2 million, or $0.76 per share in the fourth quarter of the prior year. The earnings decline was due to the acquisition of Enodis plc, partially offset by the gain on the divestiture of the Marine segment, both of which were completed during the fourth quarter of 2008.

Excluding the impacts of the Enodis acquisition, the gain on sale of the Marine segment, the early extinguishment of debt, and a restructuring charge taken in the Crane segment, earnings from continuing operations for the quarter were $66.5 million, or $0.51 per share, versus $96.1 million, or $0.74 per share, in the fourth quarter of 2007. A reconciliation of GAAP earnings to earnings from continuing operations before special items for the three months and 12 months ended December 31, 2008 and 2007 is included later in this release.

For the full year 2008, sales were $4.50 billion, a 22 percent increase from $3.68 billion in 2007.  Net earnings for 2008 were $174.0 million, or $1.32 per share, versus $336.7 million, or $2.64 per share in the prior year. Excluding the special items described in the reconciliation below, earnings from continuing operations for 2008 were $407.4 million, or $3.10 per share, versus $341.1 million, or $2.68 per share in 2007. This shortfall compared to prior guidance is due to the after tax impact of the Crane restructuring charge taken in December 2008.

“This has been a transformational year for Manitowoc,” said Glen Tellock, president and chief executive officer. “We are successfully executing our long-term strategy of building market-leadership positions in our two core markets: cranes and commercial foodservice equipment. In addition, we have divested our Marine segment and are now focusing all resources and management efforts on expanding our competitive position within our two remaining segments.

“Like most companies, we are feeling the impact of the global economic slowdown.  We have taken appropriate actions and we will make additional changes to our businesses as market dynamics continue to unfold in 2009. We intend to build on our leadership positions during this slowdown and emerge as an even stronger competitor.”

Business Segment Results

Fourth-quarter 2008 net sales in the Crane segment were $943.6 million, essentially flat with net sales of $945.5 million in the prior year. Crane segment operating earnings for the fourth quarter of 2008 decreased to $114.9 million from $141.7 million in the same period last year. Crane segment backlog totaled $1.9 billion at December 31, 2008, a decrease of 34 percent from the $2.9 billion backlog at December 31, 2007.

“As we stated in our January 8 announcement, we are experiencing a weakening demand in the Crane segment, and we estimate a decline in crane sales of approximately 20 percent in 2009,” said Tellock. “Although demand for lighter lift capacity cranes has softened globally, demand for higher capacity cranes in the U.S. and Asia remains relatively stable. However, demand in Europe and the Middle East has weakened considerably compared to the peak we experienced in the first half of 2008.”

In the Foodservice segment, fourth-quarter 2008 net sales increased 172 percent to $273.0 million from $100.4 million in the fourth quarter of 2007. Operating earnings for the fourth quarter of 2008 were $3.2 million, down from $10.2 million in the same period in 2007. Excluding special items related to the acquisition of Enodis, operating earnings were
$13.4 million in the fourth quarter of 2008.

Organic revenue for the Foodservice segment declined 6.2 percent for the latest quarter compared to the fourth quarter of 2007 and grew 1.0 percent for the full year compared to 2007 results.  The Foodservice segment is expected to generate organic growth in the low single-digit range in 2009, despite the global recession. Taking into account the acquisition of Enodis and related asset sales expected later this year, we estimate that overall sales for the Foodservice segment will be approximately $1.7 billion in 2009. This excludes the results of the Enodis ice business.

Results from Discontinued Operations

The Marine segment and Enodis ice businesses generated sales of $109.1 million in the fourth quarter of 2008, and $415.1 million for the full year.  Operating earnings were $9.2 million in the fourth quarter of 2008 and $52.9 million for the full year.

The Marine segment was sold to Fincantieri Marine Group Holdings, Inc., a subsidiary of Fincantieri - Cantieri Navali Italiani SpA (Fincantieri) effective as of December 31, 2008. The sale price was approximately $120 million, which generated an after-tax gain of $62.8 million, or $0.48 per share. Proceeds from the sale were used to partially pay down Term Loan X at year-end. The Enodis ice businesses are classified as held-for-sale at December 31, 2008.

GAAP Reconciliation

In this release, the company refers to various non-GAAP measures. The company believes that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share before special items reconcile to earnings presented according to GAAP as follows (in millions, except per share data):

	Three Months Ended December 31		Twelve Months Ended December 31
	2008	2007	2008	2007

Net earnings (loss)	$(36.5)	$99.2	$174.0	$336.7
Special items, net of tax:
Loss (gain) on currency hedge	117.7	—	246.6	(1.8)
Enodis results (net of interest expense)	31.8	—	32.8	—
Crane segment restructuring expense	13.6	—	14.1	—
Early extinguishment of debt	2.7	—	2.7	8.1
Gain on sale of Marine segment	(62.8)	—	(62.8)	—
Other	—	(3.1)	—	(1.9)
Net earnings before special items	$66.5	$96.1	$407.4	$341.1

Diluted earnings (loss) per share	$(0.28)	$0.76	$1.32	$2.64
Special items, net of tax:
Loss (gain) on currency hedge	0.90	—	1.87	(0.01)
Enodis results (net of interest expense)	0.24	—	0.25	—
Crane segment restructuring expense	0.10	—	0.11	—
Early extinguishment of debt	0.02	—	0.02	0.06
Gain on sale of Marine segment	(0.48)	—	(0.48)	—
Other	—	(0.02)	—	(0.01)
Diluted earnings per share before special items	$0.51	$0.74	$3.10	$2.68

2009 Guidance

“We are reiterating our previous earnings guidance for 2009 of $1.35 to $1.60 per diluted share, before special items,” Tellock added. “This is based on anticipated revenue of approximately $3.2 billion for the Crane segment and approximately $1.7 billion in the Foodservice segment. These expected results include the full-year impact of the Enodis acquisition, excluding the Enodis ice operation. Operating margins for both segments are projected to be in the low double-digit percentage range for the year.”

Other 2009 financial expectations include capital expenditures of approximately $120 million; depreciation and amortization of approximately $135 million; debt reduction of $1 billion post-funding of Enodis through the end of 2009; and an anticipated tax rate in the mid-20 percent range.

Investor Conference Call

On January 29 at 10:00 a.m. ET (9:00 a.m. CT), Manitowoc senior management will discuss its quarterly results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Manitowoc’s Web site at http://www.manitowoc.com and completing a brief registration form. A replay of the conference call will be available at the same location on the Web site.

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with over 100 manufacturing and service facilities in 27 countries. It is recognized as one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. Manitowoc also is one of the world’s leading innovators and manufacturers of commercial foodservice equipment serving the ice, beverage, refrigeration, food prep, and cooking needs of restaurants, convenience stores, hotels, healthcare, and institutional applications.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•      unanticipated changes in revenues, margins, costs, and capital expenditures;

•      issues associated with new product introductions;

•      matters impacting the successful and timely implementation of ERP systems;

•      foreign currency fluctuations and their impact on hedges in place with Manitowoc;

•      increases in raw material prices;

•      unexpected issues associated with the availability of local suppliers and skilled labor;

•      unanticipated changes in consumer spending;

•      unanticipated changes in global demand for high-capacity lifting equipment;

•      the risks associated with growth;

•      geographic factors and political and economic risks;

•      actions of competitors;

•      changes in economic or industry conditions generally or in the markets served by Manitowoc (including Enodis plc);

•      the state of financial and credit markets;

•      unanticipated changes in customer demand;

•      unanticipated issues associated with refresh/renovation plans by national restaurant accounts;

•      efficiencies and capacity utilization of facilities;

•      issues related to new facilities and expansion of existing facilities;

•      work stoppages, labor negotiations, and labor rates;

•      government approval and funding of projects;

•      the ability of our customers to receive financing;

•      the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures;

•      in connection with the now-completed sale of Manitowoc Marine Group, the tax gain, the earnings impact, and the costs  incurred in completing the sale;

•      in connection with now-completed acquisition of Enodis plc, potential balance sheet changes resulting from finalization of purchase accounting treatment, compliance with the terms and conditions of regulatory approvals relating to the required divestiture of Enodis’ global ice business and the timing, price, and other terms of the required divestiture, the ability to complete and appropriately and timely integrate the acquisition of Enodis plc, anticipated earnings enhancements, estimated cost savings and other synergies and the anticipated timing to realize those savings and synergies, the costs incurred in completing the acquisition of Enodis, the divestiture of the Enodis global ice business, and in achieving synergies, potential divestitures and other strategic options; and

•      risks and other factors cited in the company’s filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Company Contact:

Carl J. Laurino

Senior Vice President & Chief Financial Officer

920-652-1720

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Twelve Months Ended December 31, 2008 and 2007

(In millions, except share and per-share data)

INCOME STATEMENT

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net sales	$1,216.6	$1,045.9	$4,503.0	$3,684.0
Cost of sales	974.4	806.4	3,487.2	2,822.5
Gross profit	242.2	239.5	1,015.8	861.5

Engineering, selling and administrative expenses	137.7	101.9	455.1	377.9
Gain on sale of parts line	—	—	—	(3.3)
Pension settlements	—	0.1	—	5.3
Restructuring expense	20.9	—	21.7	—
Integration expense	6.0	—	7.6	—
Amortization expense	6.1	2.9	11.6	5.8
Operating earnings	71.5	134.6	519.8	475.8
Interest expense	(32.6)	(8.9)	(54.1)	(36.2)
Loss on debt extinguishment	(4.1)	—	(4.1)	(12.5)
Loss on currency hedge	(181.0)	—	(379.4)	—
Other income - net	(8.3)	5.4	(3.0)	9.8
Earnings (loss) from continuing operations before taxes on income and minority interest	(154.5)	131.1	79.2	436.9
Provision (benefit) for taxes on income	(54.4)	38.8	1.5	122.1
Earnings (loss) from continuing operations before minority interest	(100.1)	92.3	77.7	314.8
Minority interest, net of income taxes	(1.0)	—	(1.9)	—
Earnings (loss) from continuing operations	$(99.1)	$92.3	$79.6	$314.8
Discontinued operations:
Earnings (loss) from discontinued operations, net of income taxes	(0.2)	6.9	31.6	21.9
Gain on sale or closure of discontinued operations, net of income taxes	62.8	—	62.8	—
NET EARNINGS (LOSS)	$(36.5)	$99.2	$174.0	$336.7

BASIC EARNINGS (LOSS) PER SHARE:
Earnings (loss) from continuing operations	$(0.76)	$0.73	$0.61	$2.53
Earnings (loss) from discontinued operations, net of income taxes	—	0.05	0.24	0.18
Gain on sale or closure of discontinued operations, net of income taxes	0.48	—	0.48	—
BASIC EARNINGS (LOSS) PER SHARE	$(0.28)	$0.78	$1.34	$2.70

DILUTED EARNINGS (LOSS) PER SHARE:
Earnings (loss) from continuing operations	$(0.76)	$0.71	$0.60	$2.47
Earnings (loss) from discontinued operations, net of income taxes	—	0.05	0.24	0.17
Gain on sale or closure of discontinued operations, net of income taxes	0.48	—	0.48	—
DILUTED EARNINGS (LOSS) PER SHARE	$(0.28)	$0.76	$1.32	$2.64

AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	130,153,938	127,179,136	129,930,749	124,667,931
Average Shares Outstanding - Diluted	130,153,938	129,949,006	131,630,215	127,489,416

SEGMENT SUMMARY

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net sales from continuing operations:
Cranes and related products	$943.6	$945.5	$3,882.9	$3,245.7
Foodservice equipment	273.0	100.4	620.1	438.3
Total	$1,216.6	$1,045.9	$4,503.0	$3,684.0

Operating earnings (loss) from continuing operations before taxes and minority interest:
Cranes and related products	$114.9	$141.7	$555.6	$470.5
Foodservice equipment	3.2	10.2	56.8	61.4
General corporate expense	(13.6)	(14.3)	(51.7)	(48.3)
Gain on sale of parts line	—	—	—	3.3
Pension settlements	—	(0.1)	—	(5.3)
Restructuring expense	(20.9)	—	(21.7)	—
Integration expense	(6.0)	—	(7.6)	—
Amortization	(6.1)	(2.9)	(11.6)	(5.8)
Total	$71.5	$134.6	$519.8	$475.8

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Twelve Months Ended December 31, 2008 and 2007

(In millions)

BALANCE SHEET

	December 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and temporary investments	$175.6	$369.4
Accounts receivable - net	608.2	416.7
Inventories - net	925.3	591.0
Other current assets	286.0	143.9
Current assets of discontinued operation	183.9	54.6
Total current assets	2,179.0	1,575.6

Property, plant and equipment - net	728.8	468.9
Intangible assets - net	2,808.0	672.2
Other long-term assets	179.7	83.4
Long-term assets of discontinued operation	233.3	71.3
TOTAL ASSETS	$6,128.8	$2,871.4

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,206.3	$845.7
Short-term borrowings	67.7	13.1
Product warranties	102.0	80.4
Customer advances	48.5	—
Product liabilities	34.4	34.7
Current liabilities of discontinued operation	67.1	100.7
Total current liabilities	1,526.0	1,074.6

Long-term debt	2,587.7	217.5
Other non-current liabilities	582.9	229.4
Stockholders’ equity	1,432.2	1,349.9
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$6,128.8	$2,871.4

CASH FLOW SUMMARY

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net earnings (loss)	$(36.5)	$99.2	$174.0	$336.7
Non-cash adjustments	171.9	21.8	413.6	78.5
Changes in operating assets and liabilities	54.1	65.6	(285.1)	(199.6)
Net cash provided by operating activities of continuing operations	189.5	186.6	302.5	215.6
Net cash provided by (used for) operating activities of discontinued operations	(16.4)	17.4	20.5	28.4
Net cash provided by operating activities	173.1	204.0	323.0	244.0
Business acquisitions, net of cash acquired	(2,386.1)	0.1	(2,412.8)	(79.9)
Capital expenditures	(43.3)	(60.4)	(139.5)	(112.9)
Change in restricted cash	0.2	(1.1)	11.6	(1.6)
Proceeds from sale of fixed assets	4.4	1.9	10.0	9.8
Proceeds from the sale of parts line	—	—	—	4.9
Proceeds from the sale of business	118.5	—	118.5	—
Net cash used for investing activities of discontinued operations	(2.7)	(2.2)	(4.9)	(6.8)
Proceeds (payments) on borrowings - net	2,051.4	(44.3)	2,041.4	(47.0)
Proceeds (payments) from receivable financing - net	0.6	(0.8)	(3.8)	(4.3)
Dividends paid	(2.6)	(2.6)	(10.4)	(9.5)
Stock options exercised	—	7.5	8.6	27.5
Net proceeds from issuance of common stock	—	157.1	—	157.1
Debt issuance costs	(100.5)	—	(118.0)	—
Net cash used for financing activities of discontinued operations	2.5	—	2.5	—
Effect of exchange rate changes on cash	(17.7)	2.7	(15.6)	10.7
Net increase (decrease) in cash & temporary investments	$(202.2)	$261.9	$(189.4)	$192.0